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                                                                  EXHIBIT 23.1


Board of Directors and Stockholders
IndeNet, Inc.:

We consent to incorporation by reference in the registration statement (No. 333-24513) on Form S-3 of IndeNet, Inc. of our report dated May 29, 1998, relating to the consolidated balance sheet of IndeNet, Inc. and subsidiaries as of March 31, 1998 and the related consolidated statement of operations, changes in stockholders' equity, and cash flows for the year then ended which report appears in the March 31, 1998, annual report on Form 10-KSB of IndeNet, Inc.

/s/ KPMG Peat Marwick LLP


Detroit, Michigan
June 29, 1998